UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2007

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware                                      1-9273                                  75-1285071
(State or Other Jurisdiction                              (Commission                                  (IRS Employer
    of Incorporation)                                  File Number)                              Identification No.)

    4845 US Highway 271 N.
    Pittsburg, Texas                                       75686-0093
    (Address of Principal Executive Offices)                                (ZIP Code)

Registrant's telephone number, including area code: (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2007, Pilgrim's Pride Corporation (the "Company") entered into a Retirement and Consulting Agreement (the "Agreement") with Clifford E. Butler, the Company's Vice Chairman. Pursuant to the terms of the Agreement, Mr. Butler will retire from employment with the Company on December 31, 2007. Mr. Butler will also retire from his position on the Board of Directors of the Company at the end of his current term, and he will not stand for re-election to the Board at the Annual Meeting of Stockholders scheduled to be held in January 2008.

Pursuant to the terms of the Agreement, Mr. Butler agrees to provide consulting services to the Company on an as-requested basis from January 1, 2008 until December 31, 2010 (the "Consulting Period"), and generally agrees not to compete with the Company or solicit the Company's employees during the Consulting Period. The Company will pay Mr. Butler a fee of $55,555.56 per month during the Consulting Period. If the number of hours of consulting services the Company requests Mr. Butler to provide in any year exceeds 240 hours, the Company will pay Mr. Butler additional compensation in the amount of $250 per hour for the additional hours of service he provides.

The Agreement provides that Mr. Butler and his wife may elect to remain on the Company's health and welfare benefit plans covering medical, dental, and vision benefits during the Consulting Period at a cost payable by Mr. Butler equal to that which an active employee of the Company would pay for those benefits. In the alternative, Mr. Butler can elect to obtain personal supplemental insurance coverage from another source, and the Company will reimburse him up to an amount equal to the Company's portion of the prevailing COBRA rate.

The description of the terms of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 10, 2007, the Company issued a press release announcing the pending retirement of Mr. Butler. A copy of the press release is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number     Description

10.1        Retirement and Consulting Agreement dated as of October 10, 2007, between the Company and Clifford E. Butler.

99.1              Press Release dated October 10, 2007.

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        PILGRIM'S PRIDE CORPORATION

Date: October 10, 2007                                              By: /s/ Richard A. Cogdill
                      Richard A. Cogdill
                      Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number     Description

10.1        Retirement and Consulting Agreement dated as of October 10, 2007, between the Company and Clifford E. Butler.

99.1        Press Release dated October 10, 2007.